Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

Orthovita Launches the

Aliquot™ Directional Bone Tamp

For Immediate Release

Wednesday, April 13, 2011

Contact:	Nancy C. Broadbent
Senior Vice President and Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, Wednesday, April 13, 2011 – Orthovita, Inc. (NASDAQ: VITA), an orthobiologics and biosurgery company, announced today the launch of the Aliquot™ Directional Bone Tamp. The Directional Bone Tamp, a channel creation device that allows safe and targeted placement of Cortoss™ Bone Augmentation Material into the vertebral body, expands the procedural options for Cortoss in the vertebral compression fracture (VCF) market.

Over 130,000 VCFs are treated annually in the United States. Thirty to forty percent of fractures are treated with vertebroplasty, while the remaining sixty to seventy percent are treated by creating a channel or cavity within the vertebral body prior to cement injection. The commercial launch of the Aliquot Directional Bone Tamp provides Orthovita with the opportunity to compete in the cavity creation space using a cost-effective and safe technology that is designed to work with Cortoss.

The Directional Bone Tamp integrates with the existing vertebral body access tools offered with the Aliquot Delivery System to core and displace bone. Gently actuating the stainless steel cutting element of the Directional Bone Tamp creates curvilinear channels that produce pathways to reduce material flow resistance and optimize therapeutic material placement.

According to Antony Koblish, CEO of Orthovita, “the Aliquot Directional Bone Tamp enhances the material flow benefits of Orthovita’s proprietary bone augmentation material, Cortoss, an injectable, bioactive composite that mimics the mechanical properties of human cortical bone. Cortoss is the only alternative to polymethylmethacrylate (PMMA) cement that has been evaluated in a large-scale, multi-center, randomized, controlled clinical study and is cleared in the United States for the treatment of vertebral compression fractures. The introduction of this device allows Orthovita to more effectively compete in the kyphoplasty segment of the VCF market.”

About the Company

Orthovita, Inc. is a specialty spine and orthopedic company with a portfolio of orthobiologic and biosurgery products. Our products are based on novel and unique proprietary biomaterials that have innovative mechanisms of action in the body. Our orthobiologic platform offers products for the fusion, regeneration and fixation of human bone. Our biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary Vitoss™ Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. Cortoss™ Bone Augmentation Material, an injectable, polymer composite that mimics the mechanical characteristics of human bone, provides the basis for our fixation portfolio. Our hemostasis portfolio includes Vitagel™ Surgical Hemostat, a proprietary, collagen-based matrix that controls bleeding and facilitates healing, and Vitasure™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the demand and market acceptance of our products, our ability to successfully launch the Aliquot Directional Bone Tamp and effectively compete in the kyphoplasty market, and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.